UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2007

John Deere Owner Trust 2007
(Exact name of the Issuing Entity as specified in its charter)

John Deere Receivables Inc.
(Exact name of the Depositor as specified in its charter)

John Deere Capital Corporation
(Exact name of the Sponsor as specified in its charter)

State of Delaware	333-130966-02	applied for
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o John Deere Capital Corporation Suite 600 1 East First Street Reno, Nevada 89501	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(775) 786-5527

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 17, 2007, John Deere Receivables Inc. (the “Seller”), as seller, John Deere Capital Corporation (“JDCC”), as servicer and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named therein, entered into an underwriting agreement dated April 17, 2007 (the “Underwriting Agreement”). The Underwriting Agreement is attached hereto as Exhibit 1.1.

On April 15, 2007, John Deere Owner Trust 2007 (the “Issuer”), as issuer, and U.S. Bank National Association, as indenture trustee, entered into an indenture dated as of April 15, 2007 (the “Indenture”). On April 15, 2007, the Seller, as seller, and The Bank of New York (Delaware), as owner trustee, entered into a trust agreement dated as of April 15, 2007 (the “Trust Agreement”). The Indenture is attached hereto as Exhibit 4.1 and the Trust Agreement is attached hereto as Exhibit 99.1.

On April 15, 2007, JDCC, as servicer, the Seller, as seller, and the Issuer, as issuer, entered into a sale and servicing agreement dated as of April 15, 2007 (the “Sale and Servicing Agreement”). On April 15, 2007, the Issuer, JDCC, as administrator, and U.S. Bank National Association, as indenture trustee, entered into an administration agreement (the “Administration Agreement”) dated as of April 15, 2007. The Sale and Servicing Agreement is attached hereto as Exhibit 10.1 and the Administration Agreement is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:
1.1	Underwriting Agreement dated April 17, 2007
4.1	Indenture dated April 15, 2007
10.1	Sale and Servicing Agreement dated April 15, 2007
99.1	Trust Agreement dated April 15, 2007
99.2	Administration Agreement dated April 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN DEERE RECEIVABLES, INC., (Depositor)

By:		/s/ Larry J. Gant
	Name:	Larry J. Gant
	Title:	Assistant Secretary

Date: April 24, 2007

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated April 17, 2007
4.1	Indenture dated April 15, 2007
10.1	Sale and Servicing Agreement dated April 15, 2007
99.1	Trust Agreement dated April 15, 2007
99.2	Administration Agreement dated April 15, 2007

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